Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FIRST QUARTER 2018 RESULTS

•	Q1 GAAP Operating Income Increased 28 Percent Compared with the Prior-Year Quarter to $37 Million

•	Quarterly Operating Results Exceeded Guidance Due to Strong Performance in Metals & Minerals and Industrial Segments, Along with Lower Corporate Spending

•	Q1 Revenues Increased 10 Percent Compared with the Prior-Year Quarter, While Diluted Earnings per Share Doubled to $0.22

•	2018 Full Year GAAP and Adjusted Operating Income Guidance Increased to Between $165 Million to $180 Million; Compared with Prior Range of $150 Million to $170 Million

•	$75 Million Share Repurchase Program Approved by Harsco Board of Directors (See Related Press Release)

CAMP HILL, PA (May 2, 2018) - Harsco Corporation (NYSE: HSC) today reported first quarter 2018 results. On a U.S. GAAP ("GAAP") basis, first quarter 2018 diluted earnings per share from continuing operations were $0.22. This figure compares with first quarter of 2017 GAAP diluted earnings per share from continuing operations of $0.11.

GAAP operating income from continuing operations for the first quarter of 2018 was $37 million, which exceeded the guidance range of $30 million to $35 million previously provided by the Company.

“We are pleased to report strong first quarter results, which exceeded our expectations,” said President and CEO Nick Grasberger. “Harsco executed well in the quarter and a strengthening global economy has become more apparent in recent months. This momentum supports a boost to our 2018 outlook and a more meaningful increase in our key performance measures relative to last year.”

“The initiation of a share repurchase program is another indication of our progress. We have consistently met or exceeded expectations over the past few years and the underlying stability within our businesses has strengthened considerably. The buyback decision reflects our business confidence as well as our financial flexibility. Looking ahead, we are focused on executing against our growth priorities. We are confident these investments will support further earnings growth for Harsco and create additional value for shareholders.”

Harsco Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2018	Q1 2017 (1)
Revenues	$408	$373
Operating income from continuing operations - GAAP	$37	$29
Operating margin from continuing operations - GAAP	9.0%	7.7%
Diluted EPS from continuing operations	$0.22	$0.11
Return on invested capital (TTM) - excluding unusual items	12.5%	8.2%
(1) 2017 figures reflect new pension accounting standard

Consolidated First Quarter Operating Results

Total revenues were $408 million, an increase of 10 percent compared with the prior-year quarter as a result of higher revenues in the Company's Metals & Minerals and Industrial segments. The first quarter of 2018 included revenues of approximately $8 million related to the Company's multi-year contracts with SBB, or the federal railway system in Switzerland.

GAAP operating income from continuing operations was $37 million during the first quarter of 2018 compared with GAAP operating income of $29 million in the same quarter of last year. Operating income in the Metals & Minerals and Industrial segments improved in comparison with the prior-year quarter, while operating income declined as expected in the Rail segment. Also, Corporate spending decreased relative to the prior-year period, contributing to the year-on-year increase in operating income.

The Company's operating margin increased to 9.0 percent versus an operating margin of 7.7 percent in the first quarter of 2017.

First Quarter Business Review

Metals & Minerals

($ in millions)	Q1 2018	Q1 2017 (1)	%Change
Revenues	$265	$247	7%
Operating income - GAAP	$28	$26	8%
Operating margin - GAAP	10.5%	10.4%
Customer liquid steel tons (millions)	37.5	36.8	2%
(1) 2017 figures reflect new pension accounting standard

Revenues increased 7 percent to $265 million, as a result of higher steel output and service levels as well as foreign exchange translation. Meanwhile, operating income in the first quarter of 2018 totaled $28 million compared with operating income of $26 million in the prior-year period. The improvement in operating earnings is attributable to the above items, which were partially offset by higher general and administrative costs to support the Company's growth strategy. Lastly, the segment's operating margin in the first quarter of 2018 was 10.5 percent, or slightly better than the same quarter of 2017.

Industrial

($ in millions)	Q1 2018	Q1 2017 (1)	%Change
Revenues	$84	$66	27%
Operating income - GAAP	$12	$3	nmf
Operating margin - GAAP	14.9%	4.4%
(1) 2017 figures reflect new pension accounting standard
nmf=not meaningful

Revenues increased 27 percent to $84 million, due to increased demand within each of the Industrial product businesses. Meanwhile, operating income increased to $12 million from $3 million and the segment's operating margin increased to 14.9 percent from 4.4 percent in the comparable quarter last year. These changes are attributable to improved demand, manufacturing improvements and a more favorable sales mix.

Rail

($ in millions)	Q1 2018	Q1 2017 (1)	%Change
Revenues	$60	$60	—%
Operating income - GAAP	$2	$6	(69)%
Operating margin - GAAP	3.3%	10.4%
(1) 2017 figures reflect new pension accounting standard

Revenues totaled $60 million, essentially unchanged from the prior-year quarter. The first quarter of 2018 included revenues of approximately $8 million from SBB. Meanwhile, operating income totaled $2 million compared with $6 million in the prior-year quarter. Lower equipment and contract services contributions, which were anticipated, partially offset by an improved after-market parts mix led to the change in operating income. As a result, the segment's operating margin was 3.3 percent in the first quarter of 2018.

Cash Flow

Net cash used by operating activities totaled $8 million in the first quarter of 2018, compared with $6 million in the prior-year period. Further, free cash flow was $(35) million in the first quarter of 2018, compared with $(22) million in the prior-year period. The year-over-year change in free cash flow reflects an increase in capital expenditures, including for growth, and a modest decrease in net cash from operating activities.

2018 Outlook

The Company's 2018 guidance is increased to reflect revised forecasts for the Metals & Minerals and Industrial segments as compared with the guidance provided along with the Company's fourth quarter 2017 results. For Metals & Minerals, adjusted operating income is expected to increase more than previously anticipated due to higher mill services demand and commodity prices. As a result, higher customer steel output and commodity prices, new contract ramp-ups, operational savings and improved profitability in certain Applied Products businesses are expected to be only partially offset by exited sites and investments to support growth initiatives for the year. Meanwhile, the Industrial outlook is improved to reflect better demand for each of its product businesses. This fact, along with a more favorable product mix and manufacturing savings, are now expected to support a larger year-on-year increase in operating income compared with prior guidance.

The outlook for the Rail segment and Corporate are mostly unchanged. In Rail, adjusted operating income is anticipated to be modestly higher compared with 2017, as increased demand for after-market parts and Protran Technology products will be partially offset by a less favorable mix of equipment sales and lower contributions from contracting services. Also, Corporate spending is expected to be modestly higher than 2017 due to personnel investments and professional fees.

Lastly, note that this outlook and comparisons with the prior year are now updated to reflect the application of the new pension classification standard for both 2017 and 2018. The related impact to the Company's segment reporting for each of the 2017 quarters is included later in this press release.

Key highlights in the Outlook are included below.

Full Year 2018

•
GAAP and adjusted operating income for the full year is expected to range from $165 million to $180 million; versus $150 million to $170 million previously and compared with 2017 GAAP operating income of $145 million and 2017 adjusted operating income of $150 million.

•
GAAP and adjusted diluted earnings per share from continuing operations for the full year are expected in the range of $1.11 to $1.24; versus $0.97 to $1.14 previously and compared with 2017 GAAP diluted earnings per share of $0.09 and 2017 adjusted diluted earnings per share of $0.74.

•
Free cash flow is expected in the range of $85 million to $100 million, versus $80 million to $100 million previously and compared with $93 million in 2017. Also, the free cash flow outlook anticipates net capital expenditures of between $125 million and $145 million and growth-oriented capital spending of $45 million to $50 million in 2018.

•	Net interest expense is forecasted to range from $34 million to $36 million; compared with $45 million in 2017.

•	The effective tax rate is expected to range from 26 percent to 28 percent.

•	Adjusted return on invested capital is expected to range from 14.0 percent to 15.5 percent; compared with 11.5 percent in 2017.

Q2 2018

•	GAAP and adjusted operating income of $45 million to $50 million; compared with GAAP and adjusted operating income of $43 million in the prior-year quarter.

•	GAAP and adjusted earnings per share from continuing operations of $0.30 to $0.35; compared with GAAP and adjusted earnings per share of $0.22 in the prior-year quarter.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 60474063. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through May 23, 2018 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs;(3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the outcome of any disputes with customers, contractors and subcontractors; (15) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (16) implementation of environmental remediation matters; (17) risk and uncertainty associated with intangible assets; and (18) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

# # #

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	March 31
(In thousands, except per share amounts)	2018	2017
Revenues from continuing operations:
Service revenues	$254,962	$240,609
Product revenues	153,076	131,932
Total revenues	408,038	372,541
Costs and expenses from continuing operations:
Cost of services sold	199,373	189,482
Cost of products sold	111,980	98,790
Selling, general and administrative expenses	57,083	53,937
Research and development expenses	1,239	831
Other expenses, net	1,822	894
Total costs and expenses	371,497	343,934
Operating income from continuing operations	36,541	28,607
Interest income	498	512
Interest expense	(9,583)	(11,653)
Defined benefit pension income (expense)	839	(699)
Income from continuing operations before income taxes	28,295	16,767
Income tax expense	(8,266)	(6,253)
Income from continuing operations	20,029	10,514
Discontinued operations:
Loss on disposal of discontinued business	(580)	(588)
Income tax benefit related to discontinued business	128	211
Loss from discontinued operations	(452)	(377)
Net income	19,577	10,137
Less: Net income attributable to noncontrolling interests	(1,769)	(1,247)
Net income attributable to Harsco Corporation	$17,808	$8,890
Amounts attributable to Harsco Corporation common stockholders:
Income from continuing operations, net of tax	$18,260	$9,267
Loss from discontinued operations, net of tax	(452)	(377)
Net income attributable to Harsco Corporation common stockholders	$17,808	$8,890
Weighted-average shares of common stock outstanding	80,650	80,385
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.23	$0.12
Discontinued operations	(0.01)	—
Basic earnings per share attributable to Harsco Corporation common stockholders	$0.22	$0.11	(a)
Diluted weighted-average shares of common stock outstanding	83,544	82,263
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.22	$0.11
Discontinued operations	(0.01)	—
Diluted earnings per share attributable to Harsco Corporation common stockholders	$0.21	$0.11
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	March 31 2018	December 31 2017
ASSETS
Current assets:
Cash and cash equivalents	$64,780	$62,098
Restricted cash	2,747	4,111
Trade accounts receivable, net	292,966	288,034
Other receivables	24,813	20,224
Inventories	132,352	178,293
Current portion of contract assets	23,871	—
Other current assets	41,227	39,332
Total current assets	582,756	592,092
Property, plant and equipment, net	482,837	479,747
Goodwill	406,706	401,758
Intangible assets, net	37,756	38,251
Contract assets	3,566	—
Deferred income tax assets	49,900	51,574
Other assets	19,100	15,263
Total assets	$1,582,621	$1,578,685
LIABILITIES
Current liabilities:
Short-term borrowings	$5,160	$8,621
Current maturities of long-term debt	10,065	11,208
Accounts payable	137,254	126,249
Accrued compensation	35,014	60,451
Income taxes payable	7,455	5,106
Insurance liabilities	11,061	11,167
Current portion of advances on contracts	38,147	117,958
Other current liabilities	145,501	133,368
Total current liabilities	389,657	474,128
Long-term debt	611,695	566,794
Insurance liabilities	23,017	22,385
Retirement plan liabilities	248,894	259,367
Advances on contracts	21,837	—
Other liabilities	41,176	40,846
Total liabilities	1,336,276	1,363,520
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	141,286	141,110
Additional paid-in capital	183,310	180,201
Accumulated other comprehensive loss	(543,217)	(546,582)
Retained earnings	1,179,516	1,157,801
Treasury stock	(762,788)	(762,079)
Total Harsco Corporation stockholders’ equity	198,107	170,451
Noncontrolling interests	48,238	44,714
Total equity	246,345	215,165
Total liabilities and equity	$1,582,621	$1,578,685

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2018	2017
Cash flows from operating activities:
Net income	$19,577	$10,137
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	31,418	30,207
Amortization	1,934	2,021
Deferred income tax expense (benefit)	4,635	(221)
Dividends from unconsolidated entities	—	19
Other, net	1,944	5,131
Changes in assets and liabilities:
Accounts receivable	(4,848)	(27,882)
Inventories	(11,490)	(755)
Contract assets	(5,698)	—
Accounts payable	7,340	(541)
Accrued interest payable	51	286
Accrued compensation	(26,131)	(12,352)
Advances on contracts	(7,348)	(4,998)
Retirement plan liabilities, net	(12,252)	(8,381)
Other assets and liabilities	(7,375)	1,205
Net cash used by operating activities	(8,243)	(6,124)
Cash flows from investing activities:
Purchases of property, plant and equipment	(26,897)	(16,989)
Proceeds from sales of assets	377	1,006
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(3,822)	33
Net cash used by investing activities	(30,342)	(15,950)
Cash flows from financing activities:
Short-term borrowings, net	(3,659)	3,655
Current maturities and long-term debt:
Additions	46,000	24,000
Reductions	(2,944)	(14,345)
Sale of noncontrolling interests	477	—
Stock-based compensation - Employee taxes paid	(709)	(53)
Deferred financing costs	—	(36)
Net cash provided by financing activities	39,165	13,221
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	738	1,403
Net increase (decrease) in cash and cash equivalents, including restricted cash	1,318	(7,450)
Cash and cash equivalents, including restricted cash, at beginning of period	66,209	71,879
Cash and cash equivalents, including restricted cash, at end of period	$67,527	$64,429

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	March 31, 2018		March 31, 2017
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$264,723	$27,735	$247,034	$25,757
Harsco Industrial	83,598	12,421	65,885	2,894
Harsco Rail	59,678	1,952	59,588	6,217
Corporate	39	(5,567)	34	(6,261)
Consolidated Totals	$408,038	$36,541	$372,541	$28,607

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Twelve Months Ended
	December 31
	2017
Diluted earnings per share from continuing operations as reported	$0.09
Impact of U.S. Tax reform on income tax benefit (expense) (a)	0.59
Harsco Metals & Minerals Segment bad debt expense (b)	0.06
Loss on early extinguishment of debt (c)	0.03
Taxes on above unusual items (d)	(0.02)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.74	(e)

(a)	The Company recorded a charge as a result of revaluing net deferred tax assets and liabilities as a result of U.S. tax reform ($48.7 million).

(b)	Bad debt expense incurred in the Harsco Metals & Minerals Segment ($4.6 million pre-tax).

(c)	Loss on early extinguishment of debt recorded at Corporate ($2.3 million pre-tax).

(d)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(e)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS), EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT AFTER RECLASSIFICATION (Unaudited) (a)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2017:
Operating income (loss) as previously reported	$105,257	$35,174	$32,091	$(29,723)	142,799
Pension reclassification adjustment	(2,895)	358	863	4,268	2,594
Operating income (loss), after reclassification	102,362	35,532	32,954	(25,455)	145,393
Harsco Metals & Minerals bad debt expense	4,589	—	—	—	4,589
Adjusted operating income (loss), excluding unusual items, after reclassification	$106,951	$35,532	$32,954	$(25,455)	$149,982
(a) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension cost ("NPPC") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH USED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2018	2017
Net cash used by operating activities	$(8,243)	$(6,124)
Less capital expenditures	(26,897)	(16,989)
Plus capital expenditures for strategic ventures (a)	240	59
Plus total proceeds from sales of assets (b)	377	1,006
Free cash flow	$(34,523)	$(22,048)

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2017
Net cash provided by operating activities	$176,892
Less capital expenditures	(98,314)
Plus capital expenditures for strategic ventures (a)	865
Plus total proceeds from sales of assets (b)	13,418
Free cash flow	$92,861

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2018
(In millions)	Low	High
Net cash provided by operating activities	$210	$245
Less capital expenditures	(130)	(149)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	5	4
Free Cash Flow	$85	$100

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended March 31
(In thousands)	2018	2017
Net income (loss) from continuing operations	$21,163	$(60,635)
Unusual items:
Impact of U.S. tax reform on income tax benefit	48,680	—
Harsco Metals & Minerals Segment bad debt expense	4,589	—
Loss on early extinguishment of debt	2,265	35,337
Harsco Rail Segment forward contract loss provision	—	45,050
Net loss on dilution and sale of equity investment	—	43,518
Expense of deferred financing costs	—	1,125
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	—	(1,157)
Taxes on above unusual items (b)	(2,052)	(11,512)
Net income from continuing operations, as adjusted	74,645	51,726
After-tax interest expense (c)	29,995	31,342

Net operating profit after tax as adjusted	$104,640	$83,068

Average equity	$209,938	$252,178
Plus average debt	625,337	759,500
Average capital	$835,275	$1,011,678

Return on invested capital excluding unusual items	12.5%	8.2%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)
The Company’s effective tax rate approximated 37% for the trailing twelve months for period ended March 31, 2017 and for the trailing twelve months for period ended March 31, 2018, 37% was used for April 1, 2017 through December 31, 2017 and 23% was used for January 1, 2018 through March 31, 2018, on an adjusted basis, for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2017
Net income from continuing operations	$11,648
Unusual items:
Impact of U.S. tax reform on income tax benefit	48,680
Harsco Metals & Minerals Segment bad debt expense	4,589
Loss on early extinguishment of debt	2,265
Taxes on above unusual items (b)	(2,052)
Net income from continuing operations, as adjusted	65,130
After-tax interest expense (c)	29,957

Net operating profit after tax as adjusted	$95,087

Average equity	$189,560
Plus average debt	638,964
Average capital	$828,524

Return on invested capital excluding unusual items	11.5%

(a)
Return on invested capital excluding unusual items is net income from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 37% for the year ended December 31, 2017 on an adjusted basis, for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT AFTER RECLASSIFICATION (Unaudited) (a)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2017:
Operating income (loss) as previously reported	$26,429	$2,804	$5,986	$(7,311)	$27,908
Pension reclassification adjustment	(672)	90	231	1,050	699
Operating income (loss), after reclassification	$25,757	$2,894	$6,217	$(6,261)	$28,607

Three Months Ended June 30, 2017:
Operating income (loss) as previously reported	$32,177	$9,151	$7,961	$(6,815)	$42,474
Pension reclassification adjustment	(713)	89	231	1,068	675
Operating income (loss), after reclassification	$31,464	$9,240	$8,192	$(5,747)	$43,149

Three Months Ended September 30, 2017:
Operating income (loss) as previously reported	$24,327	$12,864	$4,161	$(7,402)	$33,950
Pension reclassification adjustment	(714)	90	230	1,072	678
Operating income (loss), after reclassification	23,613	12,954	4,391	(6,330)	34,628
Harsco Metals & Minerals bad debt expense	4,589	—	—	—	4,589
Adjusted operating income (loss), excluding unusual items, after reclassification	$28,202	$12,954	$4,391	$(6,330)	$39,217

Three Months Ended December 31, 2017:
Operating income (loss) as previously reported	$22,324	$10,355	$13,983	$(8,195)	$38,467
Pension reclassification adjustment	(796)	89	171	1,078	542
Operating income (loss), after reclassification	$21,528	$10,444	$14,154	$(7,117)	$39,009
(a) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present NPPC in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of net periodic pension cost ("NPPC") are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.